Coda Octopus Group, Inc. Announces Uplisting to the NASDAQ Capital Market

Company to Commence Trading on NASDAQ on July 19, 2017

Under New Ticker Symbol: CODA

ORLANDO, FL, July 18, 2017 – Coda Octopus Group, Inc. (OTCQX:COGI), a global leader in real-time 3D sonar technology and subsea intelligence, announced that its common stock has been approved for listing on the NASDAQ Capital Market. The Company’s common stock will begin trading under the symbol CODA at the opening of trading on Wednesday, July 19, 2017.

“Uplisting to NASDAQ is a significant milestone in the Group’s progress since current management assumed the helm in the final month of the fiscal year 2009. Since the installation of new leadership, the Company has been transformed to a profitable business with a greatly improved balance sheet. We have consistently delivered strong results and solid progress by increasing revenues and earnings year over year and successfully restructuring our balance sheet. The last quarter was our 24th to both show a profit and an increase in the total stockholders’ equity since fiscal year 2011, with earnings growth averaging 35% per year,” said Annmarie Gayle, Coda’s CEO. “In addition to taking the Group to consistent profit, management has focused its research and development efforts on advancing its real-time 3D sonar technology, upon which a significant part of our future growth projections are based.

“As we commence trading on the NASDAQ Capital Market under the symbol of ‘CODA,’ our internationally recognized brand name, we believe the Company will benefit from improved liquidity, greater access to capital for our expansion plans and enhanced long-term value for our shareholders, as well as the increased visibility among institutional and individual investors,” continued Ms. Gayle. “The Group is making significant progress in the development of its fourth generation of products including its patented real-time 3D sonar technology. We anticipate filing additional patents around our new technology and bringing these new products to the market in our 2018 fiscal year. If we are successful in these developments, we believe this presents a catalyst for future growth and a real opportunity to increase our market share, thus further increasing our financial performance as a Group.”

Coda Octopus Group is comprised of two businesses with strong pedigree in subsea products and defense engineering. The Group’s products business is the market leader in patented real-time 3D imaging sonar technology which generates real-time images of subsea targets in low or zero visibility conditions. This technology is used in numerous applications including defense, marine construction, oil and gas subsea infrastructure installation and surveys, port and harbor security, and all subsea applications requiring real-time visualization. The Group’s engineering businesses, Coda Octopus Colmek Inc. and Coda Octopus Martech Ltd., have long-standing relationships with U.S. and UK defense primes and have been supporting a number of significant defense programs for over 30 years through supplying a number of proprietary parts.

“We are very pleased to welcome Coda Octopus Group to Nasdaq’s family of innovative, growth companies,” said Andrew Hall, Managing Director of Nasdaq. “A Nasdaq listing will provide Coda with improved liquidity, increased visibility and a greater exposure to the institutional investment community. We look to our partnership with Coda as the company achieves its milestones in the years to come.”

All Coda fillings and market related information will be reported under the new symbol CODA starting on July 19, 2017. The CUSIP for the Company’s common stock remains unchanged. Outstanding stock certificates are not affected by the stock market and ticker symbol change, and do no need to be exchanged.

About Coda Octopus Group, Inc.

Originally founded in 1994 as Coda Technologies, the Coda Octopus Group’s patented real-time 3D subsea sonar technology, Echoscope®, enables real-time 3D imaging and mapping in zero visibility conditions underwater, and is used globally in numerous applications including defense, marine construction, oil and gas subsea infrastructure installation and surveys, and port and harbor security. For further information, please visit http://www.codaoctopusgroup.com or contact us at: cogi@codaoctopusgroup.com.

Forward Looking Statement

This press release contains forward-looking statements concerning Coda Octopus Group, Inc. within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include, without limitation, statements regarding the Company’s expectations for the growth of the Company’s operations and revenue. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, customer demand for our products and market prices; the outcome of our ongoing research and development efforts relating to our products including our patented real time 3D solutions; our ability to develop the sales force required to achieve our development and other examples of forward looking statement set forth in our registration statement on Form 10 filed with the Securities and Exchange Commission on March 29, 2017. Coda Octopus Group, Inc. does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Contact:

MDC Group

Investor Relations:

David Castaneda

Arsen Mugurdumov

414.351.9758

Media Relations:

Susan Roush

805.624.7624